UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2021

F-STAR THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus

Cambridge, United Kingdom CB22 3AT

(Address of Principal Executive Offices, and Zip Code)

+44-1223-497400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FSTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

On May 6, 2021, F-star Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Leerink LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering of an aggregate of 9,285,715 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), which is referred to herein as the “Offering”. The price to the public in the Offering is $7.00 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,392,857 additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-254884) previously filed with the Securities and Exchange Commission (“SEC”) and a related prospectus supplement and accompanying prospectus.

The net proceeds to the Company from the Offering are expected to be approximately $60.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is scheduled to close on or about May 11, 2021, subject to customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On May 6, 2021, the Company issued a press release announcing that it had launched the Offering and on May 7, 2021, the Company issued a press release announcing that it had priced the Offering. A copy of each of the press releases is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and the information contained therein is incorporated herein by reference.

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the Company’s expectations with respect to the Offering, including its ability to complete the Offering and its expected and intended use of proceeds from the Offering. These and any other forward-looking statements in this report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering, as well as risks and uncertainties detailed in the Company’s periodic filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s subsequent periodic reports filed with the SEC pursuant to the Exchange Act, the final prospectus supplement related to the Offering filed with the SEC on May 7, 2021 and from time to time the Company’s other investor communications. The Company is providing the information in this report as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 6, 2021, between F-star Therapeutics, Inc. and SVB Leerink LLC.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. (included in Exhibit 5.1)

99.1	Press Release of F-star Therapeutics, Inc., dated May 6, 2021, announcing the launch of the Offering.

99.2	Press Release of F-star Therapeutics, Inc., dated May 7, 2021, announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F-STAR THERAPEUTICS, INC.

Date: May 7, 2021	/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
Chief Financial Officer, Treasurer and Secretary